                                                                   Exhibit 10.15
                                                                   -------------



                    NEW ENGLAND INVESTMENT COMPANIES, L.P.



                         NEIC RETIREMENT ACCOUNT PLAN



                     Plan effective date:  January 1, 1995

                         NEIC RETIREMENT ACCOUNT PLAN



                               TABLE OF CONTENTS

                                                                            Page

INDEX OF TERMS................................................................iv


ARTICLE 1  INTRODUCTION........................................................1

     1.1   Establishment of Plan...............................................1
     1.2   Compliance with Code and ERISA......................................1
     1.3   Exclusive Benefit of Participants...................................1
     1.4   Limitation on Rights Created By Plan................................1
     1.5   Application of Plan's Terms.........................................1
     1.6   Benefits Payable Only from Trust Fund...............................1

ARTICLE 2  DEFINITIONS.........................................................1

     2.1   Affiliated company..................................................1
     2.2   Applicable compensation.............................................2
     2.3   Beneficiary.........................................................2
     2.4   Code................................................................2
     2.5   Employee............................................................2
     2.6   Employer............................................................2
     2.7   ERISA...............................................................2
     2.8   Participant.........................................................3
     2.9   Plan................................................................3
     2.10  Plan manager........................................................3
     2.11  Plan year...........................................................3
     2.12  NEIC................................................................3
     2.13  TeleTrust...........................................................3
     2.14  Trust agreement.....................................................3
     2.15  Trust fund..........................................................3
     2.16  Trustees............................................................3

ARTICLE 3  PARTICIPATION.......................................................3

     3.1   Participation.......................................................3
     3.2   Months of Service...................................................4
     3.3   Year of Eligibility Service.........................................4

     3.4  End of Participation.................................................5
     3.5  Reentry of Former Active Participant.................................5

ARTICLE 4 EMPLOYER RETIREMENT CONTRIBUTIONS....................................5

     4.1  Retirement Contributions.............................................5
     4.2  Transition Benefit Contributions.....................................5
     4.3  Form and Time of Contribution........................................6
     4.4  Maximum Additions....................................................6
     4.5  Excess Benefit Plan..................................................7

ARTICLE 5 ACCOUNTS AND CREDITS.................................................8

     5.1  Establishment of Accounts............................................8
     5.2  Charges to Accounts..................................................8

ARTICLE 6 INVESTMENT FUNDS AND CREDITING INVESTMENT EXPERIENCE.................8

     6.1  Investment Funds.....................................................8
     6.2  Participants' Investment Directions and Transfers Among Funds........9
     6.3  Valuation of Assets and Crediting Investment Experience..............9

ARTICLE 7 DISTRIBUTIONS........................................................9

     7.1  Distribution Upon Retirement or Disability...........................9
     7.2  Distribution Upon Termination of Employment.........................10
     7.3  Distribution Upon Death.............................................11
     7.4  Time of Distribution................................................12
     7.5  Forms of Payment....................................................13
     7.6  Standard Form of Payment............................................13
     7.7  Election of Optional Form of Payment................................13
     7.8  Automatic Joint and Surviving Spouse Annuity for Married
          Participant Who Does Not Elect Otherwise............................14
     7.9  Rehire Before Distribution..........................................15
     7.10 Direct Rollovers....................................................15

ARTICLE 8 AMENDMENT, MERGER AND TERMINATION OF PLAN...........................16

     8.1  Amendment of Plan...................................................16
     8.2  Merger of Plans.....................................................16
     8.3  Termination.........................................................16
     8.4  Effect of Termination...............................................16

ARTICLE 9 NAMED FIDUCIARIES...................................................17

     9.1   Identity of Named Fiduciaries......................................17
     9.2   Responsibilities and Authority of Plan Manager.....................17
     9.3   Responsibilities and Authority of Trustees.........................17
     9.4   Responsibilities of NEIC...........................................17
     9.5   Responsibilities Not Shared........................................18
     9.6   Dual Fiduciary Capacity Permitted..................................18
     9.7   Actions by NEIC....................................................18
     9.8   Procedure for Allocation and Delegation of
           Responsibilities...................................................18
     9.9   Advice.............................................................18
     9.10  Indemnification....................................................18

ARTICLE 10 THE PLAN MANAGER...................................................19

     10.1  Appointment........................................................19
     10.2  Notice to Trustees.................................................19
     10.3  Administration of Plan.............................................19
     10.4  Reporting and Disclosure...........................................19
     10.5  Records............................................................19
     10.6  Compensation and Expenses..........................................19
     10.7  Decisions, Rules and Regulations...................................20
     10.8  Claims Review Procedure............................................20

ARTICLE 11 MISCELLANEOUS......................................................20

     11.1  Qualified Domestic Relations Orders................................20
     11.2  Nonalienation of Benefits..........................................21
     11.3  Payment to Minors and Incompetents.................................21
     11.4  Current Address of Payee...........................................21
     11.5  Disputes over Entitlement to Benefits..............................21
     11.6  Payment of Benefits................................................21
     11.7  Top-Heavy Plan Provisions..........................................21
     11.8  Excess Contribution................................................24
     11.9  Return of Contribution Made in Error or Not Deductible.............24
     11.10  Statutory References..............................................24
     11.11  Rules of Construction.............................................24
     11.12  Text Controls.....................................................24
     11.13  Applicable State Law..............................................25

                                INDEX OF TERMS

  The items listed below are defined or explained in the plan sections or articles indicated.

Accounts................................................................5.1
Affiliated company......................................................2.1
Annual additions.....................................................4.4(c)
Applicable compensation.................................................2.2

Beneficiary.............................................................2.3

Claim..................................................................10.8
Claimant...............................................................10.8
Code....................................................................2.4

Defined benefit plan fraction....................................4.4(d)(ii)
Defined contribution plan fraction................................4.4(d)(i)

Employee................................................................2.5
Employer................................................................2.6
ERISA...................................................................2.7

Limitation year......................................................4.4(a)

Maximum additions.......................................................4.4

Named fiduciaries.........................................Article 9, 9.1(a)
NEIC...................................................................2.12
Participant.............................................................2.8
Participation...........................................................3.1
Plan....................................................................2.9
Plan manager...............................................Article 10, 2.10
Plan year..............................................................2.11
Projected annual benefit.........................................4.4(d)(ii)

Qualified domestic relations orders....................................11.1
Retirement contribution.................................................4.1
Service.........................................................3.2, 7.2(c)

Top-heavy..............................................................11.7
Total compensation...................................................4.4(a)
Transition benefit contribution.........................................4.2
Trust agreement........................................................2.14
Trust fund.............................................................2.15
Trustees...............................................................2.16

Vested interest......................................................7.2(b)

                                                                   Exhibit 10.15
                                                                   -------------

                                   ARTICLE 1
                                 INTRODUCTION


  1.1 Establishment of Plan. New England Investment Companies, L.P. established this plan effective as of January 1, 1995.

  1.2 Compliance with Code and ERISA. This plan is intended to qualify as a "money purchase pension plan" under Code Section 401(a) and to comply with the applicable provisions of ERISA.

  1.3 Exclusive Benefit of Participants. The plan is for the exclusive benefit of participants and their beneficiaries. Contributions are made to the trust fund by the employers for the purpose of distributing benefits to participants and their beneficiaries from the trust fund in accordance with the plan. Except as provided in section 11.9, no part of the trust fund or any distribution therefrom will be used for or diverted to purposes other than for the exclusive benefit of participants and their beneficiaries and defraying those reasonable expenses of administering the plan and trust fund not paid by the employers.

  1.4 Limitation on Rights Created By Plan. Nothing appearing in the plan will be construed (a) to give any person any benefit, right or interest except as expressly provided herein, or (b) to create a contract of employment or to give any employee the right to continue as an employee or to affect or modify his terms of employment in any way.

  1.5 Application of Plan's Terms. The benefits and rights of a participant and his beneficiaries under the plan will be determined in accordance with the terms of the plan that are in effect on the date that contributions on a participant's behalf are made or credited to his accounts, or on the date of the participant's retirement, death or other termination of employment, whichever may be applicable.

  1.6 Benefits Payable Only from Trust Fund. The employers, the trustee and the plan manager do not guarantee the payment of benefits hereunder. Benefits will be paid only from the assets of the trust fund and are limited to the amount of assets therein.


                                   ARTICLE 2
                                 DEFINITIONS

       This article contains a number of definitions of terms used in the plan. Other terms are defined, explained or clarified in other articles. This is done for convenience of plan administration. There is no other significance to the location of a definition.

  2.1 Affiliated company means (a) any corporation (other than an employer) which is included in a controlled group of corporations with an employer, as defined in Section 414(b) of the Code; (b) any unincorporated trade or business which is under common control with an employer, as determined under Section 414(c) of the Code; or (c) any entity aggregated with an employer under Code Section 414(m) or (o) or the regulations thereunder.

  2.2 Applicable compensation of an employee, other than an employee who is a New England Funds wholesaler, for any calendar year or other period of reference means his base compensation from his employer for services while he was an active participant during such calendar year or other period. Applicable compensation also includes contributions made by his employer from the employee's base compensation to another employee benefit program on behalf of the employee in accordance with a salary reduction agreement with the employee. Applicable compensation does not include overtime, bonuses, severance pay, and any other "extra" compensation from his employer, reimbursed expenses, excess life insurance premiums, or any other items not constituting direct compensation for services. Applicable compensation also does not include payments to or benefits under this or any other public or private employee benefit plan (other than salary deferrals or salary reduction contributions under any other employee benefit program). Applicable compensation for an employee who is a New England Funds wholesaler will be 200% of the employee's base compensation.

       Applicable compensation of an employee taken into account under the plan in a particular plan year will not exceed $150,000 (as adjusted from time to time in accordance with Code Section 401(a)(17)). In determining the compensation of an employee for purposes of this limitation, the rules of Code
Section 414(q)(6) (which provides for treating certain family members as if they were a single employee) will apply, except that the term "family" will include only the employee's spouse and any lineal descendants of the participant who have not attained age 19 before the close of the plan year.

  2.3 Beneficiary means a person, class of persons or trust designated by a participant or, if there is no such designation, by the plan to receive a benefit hereunder upon the death of the participant.

  2.4 Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute enacted in its place.

  2.5 Employee means a person employed by an employer as a common law employee, but not including persons employed on a retainer basis.

  2.6 Employer means New England Investment Companies, L.P.; Back Bay Advisors, L.P.; Copley Real Estate Advisors, Inc.; Marlborough Capital Advisors, L.P.; New England Funds, L.P.; New England Investment Associates, Inc.; Reich & Tang Asset Management L.P. and WestPeak Investment Advisors, L.P. or any successor organization to each of them, or other entity that adopts the plan for its employees with the consent of NEIC upon such terms and conditions as NEIC determines. Employer may refer to each employer individually, or to all the employers collectively, as the context may require.

  2.7 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute enacted in its place.

  2.8 Participant means an employee or former employee whose participation in the plan has begun and has not yet ended.

  2.9 Plan means the NEIC Retirement Account Plan, as set forth in this plan instrument, and as it may be amended from time to time.

  2.10 Plan manager means the plan manager designated under Article 10 hereof to administer the plan.

  2.11 Plan year means the 12-month period beginning each January 1 during the continuance of the plan.

  2.12 NEIC means New England Investment Companies, L.P. or its successor.

  2.13 TeleTrust means TeleTrust Line, an electronic voice response system accessed over the telephone and maintained by Defined Contribution Services of The New England, or any successor voice response system that replaces TeleTrust Line.

  2.14 Trust agreement means the master trust agreement executed by NEIC and the trustees, as amended from time to time, fixing the rights and responsibilities of each party with respect to the holding, investment and administration of the trust fund.

  2.15 Trust fund means the property held by the trustees for the purposes of the plan.

  2.16 Trustees mean the persons serving as co-trustees, or the persons, individual or corporate, serving as sole trustee, at any time under the terms of the trust agreement.


                                   ARTICLE 3
                                 PARTICIPATION

  3.1  Participation.   Each employee, other than a person employed on a
temporary or intermittent basis, will join the plan beginning on the first entry date that falls on or after he completes six months of service. In the case of a person employed on a temporary or intermittent basis, one year of eligibility service will be required for eligibility. Each person who transfers his employment directly from an affiliated company to an employer will join the plan on the entry date coinciding with or next following his date of transfer, provided he has completed the applicable six months of service or year of eligibility service requirement.

       An entry date falls on the first day of every month.
          ----------

  3.2  Months of Service.

       (a) Service.  Service of an employee means the sum of all periods of his
           -------
employment, whether or not continuous, and each period, if any, between a termination of his employment and his earliest subsequent reemployment, but only if such reemployment occurs within one year after such termination of employment.

       (b) Determining Months of Service.  To determine an employee's months of
           -----------------------------
service, all periods of service will be aggregated and 30 days will constitute a month of service.

       (c) Employment.  Employment of a person means his active service as an
           ----------
employee of an employer including, for this purpose, an affiliated company. A period of absence from active service will be considered part of his employment if he receives compensation from an employer for such period or if such period falls in one of the following categories (whether or not he receives compensation for such period):

           (i) absence for military service for which his reemployment rights are protected by law; provided (but only for that part of the absence which exceeds one year in length) he returns to active service as an employee within the period when his reemployment rights are protected by law (or within such longer period as his employer in its discretion permits); and

           (ii) leave of absence due to sickness, accident, disability or other reason, for the period authorized by the employer, provided (but only for that part of such leave of absence which exceeds one year in length) he returns to active service with his employer at the end of such period of authorized absence.

  3.3 Year of Eligibility Service. An employee will be credited with a year of eligibility service after any twelve consecutive month eligibility service computation period in which he is credited with at least 1,000 hours of service. The first eligibility service computation period will begin on the date the employee is first credited with an hour of service and subsequent eligibility service computation periods will begin on each anniversary of the date the employee was first credited with an hour of service.

An employee will be credited with an hour of service for each hour for which he is directly or indirectly paid, or entitled to payment, by the employer or affiliated employer for:

       (a) the performance of duties for the employer; such hours will be credited to the employee for the eligibility service computation period or periods in which the duties were performed;

       (b) back pay (irrespective of mitigation of damages) which has been either awarded or agreed to by the employer. Such hours will be credited to the employee for the eligibility service computation period or periods to which the award or agreement pertains, rather than the eligibility service computation period in which the award, agreement or payment is made, but no such hours will be credited if they already have been credited under (a) immediately above; or

       (c) absence due to illness or injury, absence for military service during which reemployment rights are guaranteed by law, layoff not involving a termination of employment, vacation time, holiday time, jury duty and a leave of absence authorized by the employer.

       Hours of service will be determined in accordance with Section 2530.200b-2 of the Department of Labor Regulations which are hereby incorporated herein by this reference. Not more than 501 hours of service will be credited for any single period of absence described in (b) or (c) above except in the case of an absence for military service. Hours of service credited during a paid absence are credited for the eligibility service computation period(s) during which the absence occurs. The number of hours credited is determined by dividing the payments received or due by the lesser of: (i) the employee's most recent hourly rate of applicable compensation; or (ii) the employee's average hourly rate of applicable compensation for the most recent plan year in which the employee completed more than 500 hours of service.

  3.4 End of Participation. A participant's active participation in the plan will end upon the termination of his service as an employee for any reason. His participation will end when he has no further interest under the plan.

  3.5 Reentry of Former Active Participant. A former active participant who returns to service as an employee will again be an active participant starting on his date of rehire.


                                 ARTICLE 4
                       EMPLOYER RETIREMENT CONTRIBUTIONS

  4.1 Retirement Contributions. For each plan year, the employers will make a contribution on behalf of each participant equal to 5% of his applicable compensation, plus 5% of his applicable compensation in excess of the Social Security taxable wage base for such year. The employer contribution for a plan year required by this section will be reduced by any forfeitures occurring during such year under section 7.2. The employer contribution under this section is called the employer retirement contribution.
                      --------------------------------

  4.2 Transition Benefit Contributions. The employers will make an additional transition benefit contribution on behalf of the individuals, and in the amounts, indicated on Appendix A attached hereto, entitled Transition Benefit. The employer contribution under this section is called the transition benefit
                                                           ------------------
contribution.
------------

  4.3 Form and Time of Contribution. The employers' retirement contributions for a plan year will be paid to the trustees in cash. Such contributions will normally be paid as soon as practicable after each payroll period payment. Employer transition benefit contributions will be paid to the trustees in cash once a year as of each December 31 (or, in the case of terminated employees, such earlier date as the plan manager may decide). In any event, such contributions will be paid to the trustees no later than the due date (including extensions) for filing the employer's federal income tax return (or the consolidated return including the employer) for such year.

 4.4   Maximum Additions.

       (a) The annual additions to a participant's accounts for any plan year (which will be the limitation year for purposes of Code Section 415) may not
                   ---------------
exceed the lesser of (i) $30,000, as adjusted periodically for cost-of-living changes in accordance with Code Section 415 and regulations thereunder, or (ii) 25 percent of his total compensation for such year. For purposes of this section, total compensation means a participant's total non-deferred
         ------------------
compensation from his employer for a plan year, as defined in Code Section 415 and regulations thereunder.

       (b) If the annual additions for a plan year to a participant's accounts would exceed the limitations of subsection (a) above, such amount will be held in a suspense account and used to reduce the employer's contribution required on behalf of the participant for the following plan year unless the participant is not entitled to a contribution for the plan year in which case the amount will be used to reduce the employer's contribution for the remaining participants.

       (c) For purposes of this section 4.4, annual additions to a participant's
                                             ----------------
accounts for any plan year means the sum of the following amounts credited to his accounts for such year: employer contributions under this plan and under the NEIC 401(k) Savings Plan (including retirement contributions, transition benefit contributions and matching contributions), and salary deferrals under said 401(k) plan.

       (d) For any plan year, the sum of a participant's defined contribution plan fraction and his defined benefit plan fraction may not exceed one, as follows:

           (i)  His defined contribution plan fraction for any plan year is the
                    ------- ------------ ---- --------
 fraction (A) whose numerator is the sum of annual additions (as defined in Code
 Section 415(c)(2)) to his accounts under all qualified defined contribution plans maintained by NEIC (or any other employer that is included in a controlled group or under common control with NEIC within the meaning of Code Sections 414(b) and (c) and 415(h)) as of the close of such plan year, and (B) whose denominator is the sum of the lesser of the following amounts determined for such year and for each prior year of service with his employer: the product of 1.25 (1.0 if the plan is top-heavy) and the dollar limitation in effect for such year, or the product of 1.4 and 25 percent of the participant's compensation for such year.

           (ii) His defined benefit plan fraction for any plan year is a
                    -----------------------------
 fraction (A) whose numerator is his aggregate projected annual benefit under all defined benefit plans sponsored by NEIC (or any other employer that is included in a controlled group or under common control with NEIC within the meaning of Code Sections 414(b) and (c) and 415(h)) as of the close of such plan year, and (B) whose denominator is the lesser of the product of 1.25 (1.0 if the plan is top-heavy) and the dollar limitation in effect under Section 415(b)(1)(A) of the Code, and the product of 1.4 and the participant's highest average compensation as determined under Section 415(b)(1)(B) of the Code. For this purpose, the projected annual benefit of a
                                                  --------- ------ -------
 participant means the total normal retirement benefit to which he would be entitled on the assumptions that his employment continues until his normal retirement date and his annual earnings and all other relevant factors remain the same for all future years as in the year when the projection is made.

           (iii) If the sum of such fractions would exceed one without the application of this section, his benefit under the defined benefit plan or plans will be reduced to a benefit that will produce a defined benefit plan fraction and a defined contribution plan fraction that equal one.

  4.5 Excess Benefit Plan. If the annual addition of any participant entitled to a transition benefit contribution is limited by the foregoing provisions of section 4.4 of the NEIC Retirement Account Plan, there is hereby established for affected participants an excess benefit plan which is separate from the NEIC Retirement Account Plan and is intended to satisfy the definition of an excess benefit plan under Section 3(36) of ERISA. The terms of the excess benefit plan hereby established are as follows:

       (a) This excess benefit plan is an unfunded plan. Payments under the plan will be made directly by the participant's employer to the participant or the participant's beneficiary at the time the participant or participant's beneficiary is eligible for the payment.

       (b) For bookkeeping purposes only, the plan manager will maintain an excess benefit plan account for each affected participant to which excess transition benefit amounts will be credited. Excess transition benefit credits will be equal to the amounts that cannot be allocated under the NEIC Retirement Account Plan because of the limitations of section 4.4 of the NEIC Retirement Account Plan. Excess benefit plan accounts will be credited with interest at the rate of two percent for each calendar quarter.

       (c) Participants will be fully vested in the amounts credited to their excess benefit plan accounts.

       (d) The amount credited to a participant's excess benefit plan account will be distributed to the participant or the participant's beneficiary in a lump sum payment as soon as practicable following the participant's termination of employment, disability or death.

       (e) No person, including any participant, will have any right, other than the right of an unsecured general creditor, against the employer with respect to the amounts payable under the plan.

       (f) No participant or beneficiary will have the right to alienate or assign his right to a payment under the plan.

       (g) The terms "annual addition," "beneficiary," "disability," "employer," "ERISA," "participant," "plan manager," and "transition benefit contribution" when used in this excess benefit plan will have the same meaning as under the NEIC Retirement Account Plan.


                                 ARTICLE 5
                             ACCOUNTS AND CREDITS

  5.1 Establishment of Accounts. The plan manager will establish and maintain in the name of each participant a retirement account to which employer retirement contributions and transition benefit contributions (if any) will be credited.

  5.2 Charges to Accounts. Any amount distributed, paid or transferred from an account will be a charge against such account as of the date of distribution, payment or transfer.


                                 ARTICLE 6
             INVESTMENT FUNDS AND CREDITING INVESTMENT EXPERIENCE

  6.1 Investment Funds. The trustees may establish two or more separate investment funds within the trust fund and invest each such separate investment fund in different types or categories of assets (e.g., equities or fixed-income securities, or shares of particular mutual funds) or in accordance with investment objectives specified by the plan manager. Initially, the trustees have divided the trust fund into the following investment funds:

       (a)  Reich & Tang Short Term Income Fund;

       (b)  New England Limited Term US Government Fund;

       (c)  New England Bond Income Fund;

       (d)  New England Balanced Fund;

       (e)  Reich & Tang Equity Fund;

       (f)  New England Growth Fund;

       (g)  New England International Equity Fund; and

       (h)  Loomis Sayles Small Cap Fund.

       The plan manager will maintain records reflecting the portion of each account of a participant that is invested in each separate investment fund. The existence of such records and of participants' accounts will not be deemed to give any person any right, title or interest in or to any specific assets or part of the trust fund or any separate investment fund.

  6.2 Participants' Investment Directions and Transfers Among Funds. Each participant may direct and redirect the separate investment fund or funds in which contributions on his behalf will be invested (subject to the rules of the plan manager), initially by filing a form filed with the plan manager, and subsequently for changes by contacting the TeleTrust system.

       A participant may direct investment of contributions on his behalf entirely in one investment fund or in any combination of two or more (up to all) of the investment funds, provided that combinations must be specified in whole percentages. In addition, the participant may direct transfers among the investment funds so that his accounts are invested entirely in one investment fund or in a combination of two or more (up to all) of the investment funds, provided that combinations must be specified in whole percentages.

       The participant will have sole responsibility for the investment of contributions to his accounts and for transfers among the available investment funds, and no named fiduciary or other person will have any liability for any loss or diminution in value resulting from the participant's exercise of such investment responsibility. It is intended that Section 404(c) of ERISA will apply to a participant's exercise of investment responsibilities under this section.

  6.3 Valuation of Assets and Crediting Investment Experience. The fair market value of the assets in each separate investment fund of the trust fund and any expenses not paid by the employers, investment income and gains and losses in asset values will be determined and credited or charged to the participants' accounts on a daily basis.


                                   ARTICLE 7
                                 DISTRIBUTIONS

 7.1   Distribution Upon Retirement or Disability.

       (a) Amount.  A participant who retires or who terminates service with the
           ------
employer because of disability will receive the full amount in his retirement account even if he is not 100% vested under the schedule in section 7.2.
Payment will be made at the time provided in section 7.4.

       (b) Retirement Defined. Retirement means the participant's termination of
           ------------------
employment on or after his normal retirement date. A participant's normal
                           ----------------------
retirement date is his 65th birthday.

       (c) Disability Defined.  Disability means the participant's apparently
           ------------------
permanent inability to perform satisfactorily the duties of his position with the employer because of a physical or mental impairment. The plan manager will determine disability. The plan manager may require a participant to be examined by a duly qualified physician (or other specialist) selected by the plan manager, and may rely upon the physician's (or other specialists's) opinion in determining the participant's disability.

 7.2   Distribution Upon Termination of Employment.

       (a) Amount.  A participant who terminates employment for any reason other
           ------
than retirement, disability or death will receive the vested amount in his retirement account at the time specified in section 7.4.

       (b) Vested Interest.  A participant who terminates employment for any
           ---------------
reason other than retirement, disability or death will have a vested interest in that percentage of his retirement account specified in the following table based upon his number of years of service as of the date of his termination of employment:

               Years of Service             Vested Percentage
               ----------------             -----------------
               Less than 1                       0%
               1                                 20%
               2                                 40%
               3                                 60%
               4                                 80%
               5 or more                        100%

       (c)  Years of Service
            ----------------

            (i) Service. Service of an employee means the sum of all periods of
                -------
 his employment, whether or not continuous, and each period, if any, between a termination of his employment and his earliest subsequent reemployment, but only if such reemployment occurs within one year after such termination of employment.

            (ii) Determining Years of Service. To determine an employee's years
                 ----------------------------
 of service, all periods of service will be aggregated and 365 days will constitute a year of service.

            (iii) Employment. Employment of a person means his active service as an employee of an employer including, for this purpose, an affiliated company. A period of absence from active service will be considered part of his employment if he receives compensation from an employer for such period or if such period falls in one of the following categories (whether or not he receives compensation for such period):

                   (A) absence for military service for which his reemployment rights are protected by law; provided (but only for that part of the absence which exceeds one year in length) he returns to active service as an employee within the period when his reemployment rights are protected by law (or within such longer period as his employer in its discretion permits); and

                   (B) leave of absence due to sickness, accident, disability or other reason, for the period authorized by the employer, provided (but only for that part of such leave of absence which exceeds one year in length) he returns to active service with his employer at the end of such period of authorized absence.

       (d) Forfeiture of Non-Vested Interest.  The non-vested portion of a
           ---------------------------------
terminated participant's accounts, if any, will be forfeited by him when an employee takes a distribution of the vested portion of his account, or after an employee has a six-year break in service in his employment. If a terminated participant whose accounts were wholly or partially forfeited returns to employment with the employer (or a related company) before he has a six-year break in service in his employment, the amount forfeited will be restored to his account. The amount restored will equal the amount forfeited without change to reflect investment results.

       The term "remaining balance" as used in this subsection means a participant's interest in his retirement account remaining after distribution of a portion or all of his vested interest therein if he left employment and was rehired by the employer before he has a six-year break in service. The remaining balance of participant will be credited to a separate account within his retirement account, or accounting records will be maintained in a manner which has the same effect as establishing a separate account. Notwithstanding section 7.2(b), the participant's vested interest in any such separate account at any subsequent time will be expressed by the formula: P(A + D) - D, where P is his vested percentage at such time determined without regard to this section; A is the amount in such separate account at such time; and D is the amount of the distribution.

       (e) Treatment of Forfeitures. Any forfeitures occurring during a plan
           ------------------------
year under subsection (c) above will be treated as an employer retirement contribution under section 4.1 (up to the amount that the employer had otherwise determined to contribute under section 4.1) and will be credited to participants' accounts as provided in the plan. Forfeiture amounts described in the preceding sentence will offset the amount the employer would otherwise contribute under section 4.1.

 7.3   Distribution Upon Death.

       (a) In General. If a participant dies while in the employ of the
           ----------
employer, his accounts will be fully vested regardless of his number of years of service. Otherwise, his vested interest in his accounts will be determined as of his termination of employment before his death. His beneficiary will receive the vested amount (if any) remaining in his accounts.

       (b) Designation of Beneficiary.  A participant may designate one or more
           --------------------------
beneficiaries to receive any distribution payable under subsection (a) and may revoke or change such a designation at any time. If the participant names two or more beneficiaries, distribution to them will be in such proportions as the participant designates or, if the participant does not so designate, in equal shares. Any designation of beneficiary will be in writing on such form as the employer may prescribe and will be effective upon filing with the employer.

       Notwithstanding the preceding paragraph, the sole beneficiary of a married participant will be the participant's spouse unless the spouse consents in writing to the designation of another person as beneficiary. The spouse's consent must acknowledge the effect of such consent and be witnessed by a plan representative or a notary public. A married participant may designate (with spousal consent) a person other than his spouse as beneficiary only after the first day of the plan year in which his 35th birthday occurs.

       (c) No Designation.  Any portion of a distribution payable upon the death
           --------------
of a participant which is not disposed of by a designation of beneficiary under subsection (b), for any reason whatsoever, will be paid to the participant's spouse if living at his death, otherwise to the participant's estate.

       (d) Payment Under Prior Designation.  The employer may direct payment in
           -------------------------------
accordance with a prior designation of beneficiary (and will be fully protected in so doing) if such direction (i) is given before a later designation is received, or (ii) is due to the employer's inability to verify the authenticity of a later designation. Such a distribution will discharge all liability therefor under the plan.

 7.4   Time of Distribution.

       (a) Active Employee. Distribution of a participant's accounts will be
           ---------------
made (or installment payments will begin) no later than the April 1 following the year in which such participant reaches age 70-1/2 even though the participant continues in employment thereafter.

       (b) Retired or Disabled Employee.  Payment to a retired or disabled
           ----------------------------
participant will be made (or installment payments will begin) as soon as practicable after his date of retirement or disability.

       (c) Beneficiary. Distribution to a participant's beneficiary will be made
           -----------
(or installment payments will begin) as soon as practicable after the date when the employer receives such evidence of the participant's death and the right of any beneficiary to receive such payment as it deems necessary. However, if the beneficiary is the participant's spouse, the spouse may in a form filed with the employer elect to defer distribution until the date the participant would have reached age 70-1/2.

       (d) Terminated Participants.  A participant who terminates employment for
           -----------------------
any reason other than retirement, disability or death will receive payment of his vested accounts (or the first installment payment) as soon as practicable after his date of termination.

       (e) Election to Defer.  Notwithstanding subsections (b) and (d), if the
           -----------------
balance in the participant's accounts in this plan and the NEIC 401(k) Savings Plan exceeds $3,500, the participant may defer payment to a subsequent date, not later than the date payments must begin under the next subsection below entitled "Age 70-1/2," specified in a notice to the plan manager, and distribution of his vested account (or the first installment payment) will be made on the date specified. A participant who deferred payment of his account may accelerate such payment by filing a notice with the plan manager specifying the new distribution date.

       (f) Age 70-1/2. Notwithstanding the preceding subsections, distribution
           ----------
of a participant's account must be made or begin no later than the April 1 of the year following the year in which such participant reaches age 70-1/2 even though the participant continues in employment thereafter. In the event that distributions under the preceding sentence to a participant are required, the amount of the distribution for any plan year will be determined by dividing the balance in the participant's accounts as of the end of the preceding plan year by the number of years in the participant's life expectancy or the joint life expectancies of the participant and designated beneficiary (where applicable) determined as of the year in which the employee attains age 70-1/2, in accordance with regulations under Code Section 401(a)(9).

  7.5 Forms of Payment. A participant's account will be distributed at the relevant time to the participant (or to his beneficiary in the event of his death) by one of the following forms of payment, as elected by the participant or beneficiary:

       (a)  a single payment;

       (b) substantially equal installments over a period of 5, 10 or 15 years, as chosen by the participant; or

       (c) purchase of a non-transferable annuity contract from an insurance company and distribution of such contract to the participant (hereafter all references to an annuity contract are to a non-transferable annuity contract). Such a contract may be a life annuity for the participant or a joint and surviving spouse annuity for the participant and his spouse as described in section 7.8.

   Any payment will be based upon the vested amount in the participant's account.

 7.6   Standard Form of Payment.

       (a) Participant. The standard form of payment described in this section
           -----------
will be paid unless the participant (or beneficiary) elects another form of payment under section 7.5. The standard form of payment of a participant's retirement account is the purchase of a life annuity contract with monthly payments for the participant's lifetime starting on the date payment is to be made under section 7.4. If a participant is married, the standard form of payment of the participant's defined contribution account is a qualified joint and surviving spouse annuity, as described in section 7.8. The rules in this subsection apply only if the vested amount in the participant's account when added to his accounts in the NEIC 401(k) Savings Plan exceed $3,500.

       (b) Beneficiary.  Except as provided in the following sentence, the
           -----------
standard form of payment to a beneficiary is a single payment. If the participant's spouse is the beneficiary of his retirement account, such account will be used to purchase a life annuity contract for the spouse unless the spouse elects otherwise.

  7.7 Election of Optional Form of Payment. A participant may elect an optional form of payment, may revoke a prior election, or make a new election after revoking a prior election, by completing and filing the prescribed form with the employer. Any election, revocation, or failure to make an election will become effective and irrevocable on the date the participant's benefit payments begin; the participant may not make an election or change an election after the date benefit payments begin, except that the employer in its discretion may permit a later election or change of election if it determines that the circumstances so warrant. If a participant elects installments or a joint and surviving spouse annuity contract, the participant must designate the beneficiary (for installments) and provide such information about the beneficiary or surviving spouse as the employer may require.

  7.8 Automatic Joint and Surviving Spouse Annuity for Married Participant Who Does Not Elect Otherwise. The joint and surviving spouse annuity rules of this section apply to the payment of a married participant's retirement account. In addition, the rules of this section apply only if the amount that would be used to purchase a joint and surviving spouse annuity contract exceeds $3,500.

       (a) In General.  If a participant has a spouse on the date under section
           ----------
7.4 when he is to receive payment (or the first installment payment), the vested amount in such account will be used to purchase a joint and surviving spouse annuity contract unless the participant elects otherwise and the participant's spouse consents to such election. Under the joint and surviving spouse annuity contract, the participant will receive a monthly pension payable for his lifetime and ending with the payment immediately before his death, with monthly payments equal to 50% of the participant's monthly payment amount continuing thereafter to his surviving spouse (if any) and ending with the payment immediately before the spouse's death.

       (b) Married Participant's Election of Another Form of Payment.
           ---------------------------------------------------------

           (i)   Election. A married participant may elect not to receive
                 --------
   payment in the form of a joint and surviving spouse annuity contract by filing a written election form with the employer during an election period consisting of the 90 days immediately preceding the participant's annuity starting date (which is the first day of the first period for which he receives an amount payable in the form of an annuity or any other form). During the election period, a participant may revoke an election and may make a new election after revoking a prior election.

            (ii) Written Notification of Election. The employer will furnish
                 --------------------------------
   each married participant with a notification of the right to elect another form of payment, by personal delivery or mailing so as to reach him a reasonable time before the start of his election period. The notification will be written in non-technical language and will include an explanation of the terms and conditions of the automatic joint and surviving spouse annuity form, the participant's right to make and the effect of an election not to receive benefits in such form, the rights of the participant's spouse, and the participant's right to revoke and the effect of a revocation of a previous election not to receive benefits in such form.

            (iii)  Spousal Consent Required.  A participant's election under
                   ------------------------
   paragraph (i) above will be valid only if the participant's spouse consents in writing to such election. The spouse's consent must acknowledge the effect of such consent and must be witnessed by a representative of the plan or a notary public.

       The foregoing spousal consent requirement will apply to a participant unless he establishes that he is not married or that his spouse cannot be located. In making determinations of marital status, the employer may rely upon the participant's representation as to his marital status and the identity of his spouse.

       (iv) Compliance with Regulations.  Notifications, elections and spousal
            ---------------------------
   consents under this section, and any of the committee's procedures relating thereto, will comply with Code Sections 401(a)(9), 401(a)(11) and 417 and regulations and rulings thereunder.

  7.9 Rehire Before Distribution. If a participant is rehired before distribution of his accounts has started, such distribution will be deferred until his subsequent termination of employment. If a partial distribution has been made, the plan manager will determine whether distribution is to be continued, or is to be suspended until his subsequent termination of employment.

 7.10  Direct Rollovers.

       (a) In General. Notwithstanding any provision of the plan to the contrary
           ----------
  that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan manager, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

       (b) Definitions.  The following definitions apply for purposes of this
           -----------
section.

         (i) Eligible rollover distribution is any distribution of all or any
             ------------------------------
       portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). In addition, an eligible rollover distribution will not include any distribution that is below any threshold amount established by applicable regulations (including any threshold amount for direct rollovers when only a portion of a distributee's distribution is being rolled over).

         (ii) An eligible retirement plan is an individual retirement account
                 ------------------------
       described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
       Section 403(a), or a qualified trust described in Code Section 401(a), that will accept the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (iii)  A distributee includes an employee or former employee.  In
                  -----------
       addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

         (iv)  A direct rollover is a payment by this plan to the eligible
                 ---------------
       retirement plan specified by the distributee, with such payment being made in any manner permitted by applicable regulations.


                                 ARTICLE 8
                   AMENDMENT, MERGER AND TERMINATION OF PLAN

  8.1 Amendment of Plan. At any time and from time to time, NEIC may amend or modify any or all of the provisions of the plan without the consent of any person, provided that no amendment will reduce any participant's nonforfeitable account balance as of the date such amendment is adopted (or its effective date if later), and provided further that no amendment will permit any part of the trust fund to revert to the employers or be used for or diverted to purposes other than for the exclusive benefit of participants or their beneficiaries.

  8.2 Merger of Plans. A merger or consolidation with, or transfer of assets or liabilities to, any other plan will be permitted only if the benefit each participant would receive if such plan were terminated immediately after the merger, consolidation or transfer is not less than the benefit he would have received if this plan had terminated immediately before the merger, consolidation or transfer.

  8.3 Termination. NEIC has established the plan and the employers are maintaining the plan with the bona fide expectation and intention that they will be able to continue the plan and contributions thereto indefinitely, but they will not be under any obligation or liability whatsoever to continue its contributions or maintain the plan for any particular length of time. Notwithstanding any other provision hereof, an employer in its discretion may discontinue contributions to the plan indefinitely or temporarily and NEIC may terminate this plan at any time. There will be no liability to any participant, beneficiary or other person as a result of any such discontinuance or termination.

   An employer's failure to make contributions in any year or years will not operate to terminate the plan in the absence of formal action by NEIC to terminate the plan.

  8.4 Effect of Termination. Upon complete discontinuance of contributions or termination or partial termination of the plan, the accounts of participants will be nonforfeitable. After such termination, no employee will become a participant and no further salary deferrals or employer contributions will be made hereunder on behalf of participants.

   The trustees will continue to hold the assets of the trust fund attributable to the accounts of participants for distribution as directed by the plan manager. The plan manager will determine whether to direct the trustees to disburse the plan's assets as immediate benefit payments, to retain and disburse them in the future, or to follow any other procedure which she deems advisable.


                                   ARTICLE 9
                               NAMED FIDUCIARIES

 9.1  Identity of Named Fiduciaries.

       (a) Named Fiduciaries.  NEIC, the trustees, and the plan manager will be
           -----------------
the named fiduciaries under the plan and will control and manage the plan and its assets to the extent and in the manner indicated in this article and in the trust agreement. Any responsibility assigned to a named fiduciary will not be deemed to be a duty of a "fiduciary" (as defined in ERISA) solely because of such assignment.

       (b) Plan Administrator.  NEIC will be the "plan administrator" as defined
           ------------------
in ERISA.

 9.2 Responsibilities and Authority of Plan Manager. The plan manager will control and manage the operation and administration of the plan except to the extent that such responsibilities are specifically assigned hereunder to NEIC, to an investment manager or to the trustees. The responsibilities and authority of the plan manager are set forth in detail in various articles of this plan and primarily in article 10.

 9.3 Responsibilities and Authority of Trustees. The trustees will manage and control the assets of the plan, except to the extent that such responsibilities are specifically assigned hereunder or under the trust agreement to NEIC or the plan manager or are exercised by the participants with respect to the investment of their accounts among the available investment funds. The responsibilities and authority of the trustees are set forth in detail primarily in the trust agreement.

 9.4 Responsibilities of NEIC. NEIC will have the following responsibilities and authority with respect to control and management of the plan and its assets:

       (a)  to amend or terminate the plan;

       (b) to merge or consolidate the plan with, or transfer all or part of the assets or liabilities to, any other plan;

       (c) to appoint, remove and replace the trustees and the plan manager and to monitor their performances;

       (d) to communicate such information to the plan manager and trustees as they may need for the proper performance of their duties; and

       (e) to perform such additional duties as are imposed by the plan or by law.

       The responsibilities and authority of NEIC are set forth in further detail in the various articles of the plan and in the trust agreement.

  9.5 Responsibilities Not Shared. Except as otherwise provided herein or required by law, each named fiduciary will have only those responsibilities that are specifically assigned to it hereunder, and no named fiduciary will incur liability because of improper performance or nonperformance of responsibilities assigned to another named fiduciary.

  9.6 Dual Fiduciary Capacity Permitted. Any person or group of persons may serve in more than one fiduciary capacity, including service both as trustee and plan manager.

  9.7 Actions by NEIC. Wherever the plan specifies that NEIC is required or permitted to take any action, such action will be taken by its board of directors, or by a duly authorized plan manager thereof, or by one or more directors, officers, employees or other persons duly authorized to do so by the board of directors.

  9.8 Procedure for Allocation and Delegation of Responsibilities. The plan manager or the members of the board of directors of NEIC or of a committee of such board may allocate their responsibilities among themselves in any reasonable manner and may delegate any of their responsibilities to any other person or persons by so specifying in a written instrument. No plan manager or director will be liable for the improper discharge or nonperformance of any responsibility so allocated or delegated to another person except to the extent liability is imposed by law.

  9.9 Advice. A named fiduciary may employ or retain such attorneys, accountants, investment advisors, consultants, specialists and other persons or firms as it deems necessary or desirable to advise or assist it in the performance of its duties. Unless otherwise provided by law, the fiduciary will be fully protected with respect to any action taken or omitted by him or it in reliance upon any such person or firm rendered within his or its area of expertise.

  9.10 Indemnification. To the extent permitted by law and not prohibited by NEIC's charter and by-law, NEIC and the other employers will indemnify and hold harmless every person serving as a fiduciary (whether a named fiduciary or otherwise), and the estate of such an individual if he is deceased, from and against all claims, loss, damages, liability, and reasonable costs and expenses, incurred in carrying out his fiduciary responsibilities, unless due to the gross negligence, bad faith or willful misconduct of such individual; provided that counsel fees and amounts paid in settlement must be approved by NEIC and provided further that this section 9.10 will not apply to any claim, loss, damages, liability, or costs and expenses which are covered by a liability insurance policy maintained by NEIC, or by the plan or by an individual fiduciary.

The preceding sentence will not apply to a corporate trustee, an insurance company, an investment manager or outside service provider (or to an employee of any of the foregoing) unless NEIC otherwise specifies in writing.


                                  ARTICLE 10
                               THE PLAN MANAGER

  10.1 Appointment. NEIC will appoint a plan manager who may, but need not, be a plan participant or an employee or officer of NEIC. NEIC may remove the plan manager at any time, with or without cause, by filing written notice of her removal with the trustees. A plan manager member may resign at any time by filing her written resignation with NEIC. A vacancy, however arising, will be filled by NEIC.

  10.2 Notice to Trustees. NEIC will notify the trustees in writing of the plan manager appointment, and the trustees may assume such appointment continues in effect until written notice to the contrary is given by NEIC.

  10.3 Administration of Plan. The plan manager will have all powers and authority necessary or appropriate to carry out its responsibilities with respect to the operation and administration of the plan. She will have full discretion to interpret and apply all plan provisions and may correct any defect, supply any omission or reconcile any inconsistency or ambiguity in such manner as she deems advisable. She will make all final determinations concerning eligibility, benefits and rights hereunder, and all other matters concerning plan administration and interpretation. All determinations and actions of the plan manager will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the plan manager may revoke or modify a determination or action previously made in error. Any action or omission by the plan manager will be subject to review (by a court or otherwise) only for an abuse of discretion. The plan manager will exercise all powers and authority given to her in a nondiscriminatory manner, and will apply uniform administrative rules of general application in order to assure similar treatment of persons in similar circumstances.

  10.4 Reporting and Disclosure. The plan manager or her designated agent will prepare, file, submit, distribute or make available any plan descriptions, reports, statements, forms or other information to any government agency, employee, former employee, or beneficiary as may be required by law or by the plan.

  10.5 Records. The plan manager will keep or cause to be kept all data, records, books of account and instruments pertaining to plan administration, which will be subject to inspection or audit by NEIC at any time. The employers will supply all information required by the plan manager to administer the plan, and the plan manager may rely upon the accuracy of such information.

  10.6 Compensation and Expenses. The plan manager will serve without compensation unless otherwise determined by NEIC, provided that in no event will an employee of an employer be compensated for her services as a plan manager. All reasonable expenses of administering the plan will be paid out of the trust fund unless paid by the employers at the option of NEIC (with each employer bearing such share of the expenses that NEIC specifies). Such expenses include the compensation of all persons employed or retained by the plan manager, premiums for bonds and insurance protecting the plan or trust fund and required by law or deemed advisable by the plan manager, and all other costs of plan administration.

  10.7 Decisions, Rules and Regulations. The plan manager may adopt and amend such rules for the conduct of her business and the administration of the plan as she deems advisable.

  10.8 Claims Review Procedure.  Any request for benefits (the "claim") by a
                                                                -----
participant or his beneficiary (the "claimant") will be filed in writing with
                                     --------
the plan manager. Within a reasonable period after receipt of a claim, the plan manager will provide written notice to any claimant whose claim has been wholly or partly denied, including: (a) the reasons for the denial, (b) the plan provisions on which the denial is based, (c) any additional material or information necessary to perfect the claim and the reasons it is necessary, and
(d) the plan's claims review procedure. A claimant will be given a full and fair review by the plan manager of the denial of his claim if he requests a review in writing within a reasonable period after notification of the denial. The claimant may review pertinent documents and may submit issues and comments orally, in writing, or both. The plan manager will render her decision on review promptly and in writing and will include specific reasons for the decision and reference to the plan provisions on which the decision is based.


                                  ARTICLE 11
                                 MISCELLANEOUS

 11.1  Qualified Domestic Relations Orders.

       (a) A qualified domestic relations order (QDRO) is a judgment, decree, or order which meets the requirements of Code Section 414(p) as determined by the plan manager. An alternate payee is an individual named in the QDRO who is to receive some or all of the participant's benefit.

       (b) Upon receipt of any domestic relations order, the plan manager will notify as soon as practicable the participant involved and each alternate payee under the order (and under any previous QDRO relating to the participant's benefits). The plan manager will determine whether the order is a QDRO and will notify each affected individual of its determination. In general, subject to the provisions of Code Section 414(p), the plan's claims procedure rules under section 10.8 apply to this determination and any subsequent determination relating to the order. To the extent permitted by law, the plan manager's determination that an order is or is not a QDRO is final. Any subsequent change in this determination is applied only prospectively unless the plan manager rules otherwise.

       (c) If an order is determined by the plan manager to be a QDRO , the provisions of the QDRO will take precedence over any conflicting provisions of the plan (including section 11.2 relating to nonalienation of benefits). The plan manager may carry out the requirements of a

QDRO and may make distribution to an alternate payee in accordance with a QDRO regardless of the age of the participant and regardless of whether the participant himself would be eligible to receive a distribution at such time.
To the extent provided in a QDRO, a former spouse will be treated as the spouse or surviving spouse of a participant for purposes of the death benefit provisions of sections 7.3 and 7.6 and any other relevant provision of the plan.

  11.2 Nonalienation of Benefits. Unless required by law, no benefit, right or interest hereunder of any person will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, or to seizure, attachment or other legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of such person, except that the plan manager may prescribe rules for the payment of benefits in accordance with a qualified domestic relations order as defined in section 11.1.

  11.3 Payment to Minors and Incompetents. If the plan manager deems any person incapable of giving a binding receipt for benefit payments because of his minority, illness, infirmity or other incapacity, she may direct payment directly for the benefit of such person, or to any person selected by the plan manager to disburse it. Such payment, to the extent thereof, will discharge all liability for such payment under the plan.

  11.4 Current Address of Payee. Any person entitled to benefits is responsible for keeping the plan manager informed of his current address at all times. The plan manager, trustees and the employers have no obligation to locate such person, and will be fully protected if all payments and communications are mailed to his last known address, or are withheld pending receipt of proof of his current address and proof that he is alive.

  11.5 Disputes over Entitlement to Benefits. If two or more persons claim entitlement to payment of the same benefit hereunder, the plan manager in her discretion may withhold payment of such benefit until the dispute has been determined by a court of competent jurisdiction or has been settled by the persons concerned.

  11.6 Payment of Benefits. Subject to section 7.4, unless he elects otherwise, a participant's benefit payments under the plan will begin no later than 60 days after the close of the plan year in which the latest of the following dates occurs: (a) the date he terminates service with his employer;
(b) his 65th birthday; and (c) the tenth anniversary of the year in which he began participating in the plan.

 11.7  Top-Heavy Plan Provisions.

       (a) Applicability of Section. This section is included in the plan to
           ------------------------
meet the requirements of Code Section 416, and the provisions of this section will be operative only if, when and to the extent that Code Section 416 applies to the plan. At such time as the requirements of Code Section 416 apply to the plan because the plan is top-heavy as defined in paragraph (b)(i) below, the provisions of this section will apply and will govern over any contrary provision of the plan.

       (b)  Definitions.
            -----------

            (i) The plan will be top-heavy for a plan year if, as of the
                                 ---------
   determination date, the sum of the aggregate amount in the accounts of participants who are key employees exceeds 60 percent of such amount determined for all participants in this plan.

            Notwithstanding the preceding paragraph, if the plan is included within a required or permissive aggregation group, the plan will be top heavy for a plan year if, as of the determination date, the sum of (A) the aggregate amount in the accounts of participants who are key employees (including all defined contribution plans within such group) and (B) the aggregate present value of cumulative accrued benefits of participants who are key employees (including all defined benefit plans within such group), exceeds 60 percent of such amount determined for all participants in all such plans.

     In determining the amounts in participants' accounts and present values of accrued benefits under the preceding two paragraphs, (V) the present value of accrued benefits will be based on the actuarial assumptions used to determine the minimum funding requirement of Code Section 412(b); if there is more than one defined benefit plan in the aggregation group, each plan will use the same actuarial assumptions for purposes of the top heavy test, as determined by the actuary; (W) distributions made during the five years ending on the determination date will be taken into account; (X) rollover contributions after December 31, 1983, will be taken into account only to the extent provided in regulations under Code Section 416(g)(4)(A); (Y) account balances and accrued benefit values of a person who was but no longer is a key employee will be disregarded; and (Z) account balances and accrued benefit values of any individual who has not received any compensation from an employer (other than benefits under the plan) at any time during the five years ending on the determination date will be disregarded.

            (ii) The determination date for purposes of determining whether the
                     ------------------
   plan is top-heavy under paragraph (i) above for a particular plan year is the last day of the preceding plan year. In the case of the first plan year, the determination date is the last day of that year.

            (iii)  A key employee is any employee or former employee in the plan
                     ------------
   (including a beneficiary of such an employee) who at any time during the plan year or any of the four preceding plan years was:

                   (A) an officer of an employer having annual compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for such plan year (but no more than the lesser of 50 employees or 10 percent of all employees will be taken into account under this subparagraph (A) as key employees);

                   (B) one of the ten employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in an employer (or any direct or indirect parent of an employer) but only if such employee's compensation for such plan year exceeds the amount specified in Code. For purposes of the preceding sentence, if two participants have the same interest in an employer, the participant having greater annual compensation will be treated as having a larger interest;

                   (C) a person owning (or considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of an employer (or any direct or indirect parent of an employer) or stock possessing more than five percent of the total combined voting power of all stock of an employer (or any direct or indirect parent of an employer); or

                   (D) a person who has annual compensation from an employer of more than $150,000 and who would be described in subparagraph (C) above if one percent were substituted for five percent.

                   For purposes of applying Code Section 318 to the provisions of this paragraph (iii), subparagraph (C) of Code Section 318(a)(2) will be applied by substituting "five percent" for "50 percent". In addition, the rules of Code Section 414 (b), (c) and (m) will not apply for purposes of determining ownership under subparagraphs (C) and (D) above.

       (iv) A non-key employee is any employee in the plan (including a
              ----------------
   beneficiary of such an employee) who is not a key employee under paragraph
   (iii) above.

       (v) A required aggregation group includes all qualified plans of the
             --------------------------
   employers in which a key employee participates and each other qualified plan of the employers that enables any of such plans to meet the requirements of
   Section 401(a)(4) or Section 410 of the Code.  A permissive aggregation group
                                                    ----------------------------
   includes (in addition to plans in a required aggregation group) any plan which the plan manager designates for inclusion provided that inclusion of such plan does not cause the group to fail the requirements of Section 401(a)(4) or Section 410 of the Code.

     (c) Minimum Contribution.  For any plan year in which the plan is top-
         --------------------
heavy, the employers will make a minimum contribution on behalf of each employee who is a non-key employee equal to three percent of his total compensation (as defined in section 0), or four percent of his total compensation if necessary to prevent any reduction in the amount of annual additions to the accounts of a key employee or accrued benefits of a key employee under Code Section 415(e) as modified by Code Section 416(h). However, the minimum contribution called for under the preceding sentence will not exceed the contribution (determined as a percentage of his total compensation) for such plan year under this plan (and any other defined contribution plan included in an aggregation group with this plan) on behalf of the key employee for whom such contribution is the highest. Also, such minimum contribution will be reduced as permitted under regulations under Code Section 416 to reflect contributions on behalf of or benefits accrued by such non-key employee under any other plan maintained by the employers.

  11.8 Excess Contribution. If, due to miscalculation or error, an employer contributes an amount for a plan year which exceeds the amount required by section 4.1, such excess may be treated as a matching contribution for the succeeding taxable year or years. If, due to miscalculation or error, an employer makes a retirement savings contribution for a plan year in an amount that exceeds the amount provided under section 6.1, such excess may be treated as a retirement savings contribution for the succeeding taxable year or years.

  11.9 Return of Contribution Made in Error or Not Deductible. Employer contributions under article 4 are conditioned upon the requirement that the amount of the contribution will be deductible under Code Section 404. If all or part of any employer contribution under article 4 is made because of a mistake of fact or if the deduction under Code Section 404 of any portion of any such contribution is disallowed, the amount contributed because of a mistake of fact or the amount for which the deduction is disallowed will be returned to the contributing employer if demand therefor is made within the time allowed by law.

  11.10 Statutory References. A reference to any statute includes reference to any similar provision of any successor statute.

  11.11 Rules of Construction.

      (a) A word or phrase defined or explained in any section or article has the same meaning throughout the plan unless the context indicates otherwise.

      (b) Where the context so requires, the masculine includes the feminine, the feminine includes the masculine, the singular includes the plural, and the plural includes the singular.

      (c) Unless the context indicates otherwise, the words "herein", "hereof", "hereunder", and words of similar import refer to the plan as a whole and not only to the section in which they appear.

  11.12 Text Controls. Headings and titles are for convenience only, and the text will control in all matters.

  11.13 Applicable State Law. To the extent that state law applies, the provisions of the plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.


Executed on December 1, 1995           NEW ENGLAND INVESTMENT
                                       COMPANIES, L.P.

                                       By:  New England Investment
                                            Companies, Inc., its General Partner


                                        By: /s/ Edward N. Wadsworth
                                            ------------------------------------
                                            Edward N. Wadsworth
                                            Executive Vice President
                                              & General Counsel

                                   APPENDIX A


                          NEIC Retirement Account Plan

                 Transition Benefit Contribution (Section 4.2)



Company             Name                         Transition Benefit Contribution
                                                 (percentage of applicable
                                                 compensation)
Back Bay            Decouto, Joan E                                 1%
                    Glueck Jr, Charles                              2%
                    Zamagni, Paul E                                 4%

Copley              Phillips Jr, John C                             3%
                    Twining, Peter P                                3%

Marlborough         Bianchi, Lorrey M                               3%

NEIA                Berge, Thor I                                   7%

NEIC                Magruder, Barbara H                             6%
                    Wadsworth, Edward                               5%
                    Wilde, Marilyn J                                3%

New England Funds   Ballerene, Louis T                              4%
                    Breen, Kathleen F                               3%
                    Burke, Glen                                     1%
                    Lucas Jr, Joseph J                              9%
                    Puls-Burns, Elizabeth                           5%
                    Winters, Geraldine                              7%
